Exhibit 99.1

	NEWS	RELEASE
	Contacts:	Michael W. Harlan, CFO and COO
U.S. Concrete, Inc.
713-499-6200
FOR IMMEDIATE RELEASE
Jack Lascar, Partner
Lisa Elliott, Vice-President
DRG&E / 713-529-6600

U.S. CONCRETE REPORTS FIRST QUARTER 2004 RESULTS

•	First quarter revenues were $90.3 million, up 6.2 percent
•	First quarter net loss
–	Net loss was $0.87 per share
–	Net loss, excluding loss on extinguishment of debt, was $0.15 per share
•	Provides 2nd quarter and reconfirms full year earnings guidance

MAY 6, 2004 – HOUSTON, TEXAS – U.S. Concrete, Inc. (NASDAQ: RMIX) today reported results for the three months ended March 31, 2004.

Revenues in the first quarter of 2004, which exceeded the Company’s prior guidance, increased 6.2 percent to $90.3 million compared to $85.1 million in the first quarter of 2003. For the first quarter of 2004, net loss was $24.6 million, or $0.87 per share on 28.2 million shares, which includes a $28.8 million loss on the early extinguishment of debt. Excluding the loss on early extinguishment of debt, the net loss for the first quarter of 2004 would have been $4.1 million, or $0.15 per share, which is in line with the Company’s prior guidance, compared to a net loss of $4.0 million, or $0.15 per share on 27.6 million shares, in the first quarter of 2003. A reconciliation of our first quarter 2004 net loss to our first quarter 2004 net loss excluding the loss on early extinguishment of debt is included in the attached table.

“We are pleased with our performance in the first quarter of 2004, as it represents the second consecutive quarter we have achieved an increase in same plant sales,” stated Eugene P. Martineau, U.S. Concrete’s Chief Executive Officer. “With the exception of our Northern California ready-mixed concrete market, we saw an increase in demand in each of our markets during the quarter and, based upon current volume, we expect this trend to continue in the second quarter.”

RECENT DEVELOPMENTS

On March 12, 2004, the Company entered into a new asset-backed credit facility to replace its $100 million revolving credit facility that was scheduled to expire in May 2004. The new credit facility initially consisted of a $100 million revolving credit facility and a $25 million term loan facility. The Company repaid all amounts outstanding under the new credit facility on March 31, 2004 with the proceeds from its issuance of $200 million of 8 3/8% senior subordinated notes, as described below. As a result, at March 31, 2004 the Company had no borrowings outstanding under this facility. The commitments under the revolving credit facility were subsequently increased to $105 million. All commitments under the term loan facility were terminated upon repayment of this facility. The revolving credit facility matures in March 2009.

On March 31, 2004, the Company issued $200 million of 8 3/8% senior subordinated notes due 2014. The notes were priced at par, with interest payable semiannually. Net proceeds from the offering were used to redeem the Company’s prior senior subordinated notes, including prepayment premiums and accrued interest, and to repay outstanding debt under its new credit facility.

Subsequent to the end of the first quarter, the Company entered into $70 million of fixed-to-floating interest rate swap agreements. As a result of the swap agreements, the effective interest rate on $70 million of the 8 3/8% senior subordinated notes is LIBOR plus 316 basis points, which at April 30, 2004 was approximately 4.5%.

“Completion of the refinancing of our bank credit facility and the issuance of our senior subordinated notes represent a significant milestone for the Company as we progress with the execution of our operating plan for 2004,” stated Michael W. Harlan, U.S. Concrete’s Chief Operating Officer and Chief Financial Officer. “We now have both the liquidity and the financial flexibility to continue our operating and growth strategy.”

OUTLOOK

The statements in the following paragraph are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential effect of any acquisitions or divestitures that may be completed after the date of this press release.

U.S. Concrete expects revenues for the second quarter of 2004 in the range of $130 million to $135 million and net income per diluted share in the range of $0.15 to $0.20. For the full year 2004, the Company continues to expect revenues in the range of $485 million to $500 million and a net loss per share in the range of $0.22 to $0.28. The expected net loss for the year includes the $28.8 million loss on the early extinguishment of debt recognized in the first quarter. Excluding this loss, the Company continues to expect net income per diluted share in the range of $0.38 to $0.43 for the full year 2004.

CONFERENCE CALL

U.S. Concrete has scheduled a conference call for Thursday, May 6, 2003, at 9:00 a.m. Eastern Time to review its first quarter 2004 results. To participate in the call, dial 303-262-2140 at least ten minutes before the conference call begins and ask for the U.S. Concrete conference call. A replay of the conference call will be available through Thursday, May 13, 2004. To access the replay, dial 303-590-3000 using the pass code of 577950.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by accessing www.us-concrete.com. To listen to the live call on the web, please visit the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call.

U.S. Concrete, Inc. provides ready-mixed concrete and related concrete products and services to the construction industry in several major markets in the United States. The Company has 89 fixed and eight portable ready-mixed concrete plants, eight pre-cast concrete plants, three concrete block plants and one aggregates quarry. During 2003, these facilities produced 5.0 million cubic yards of ready-mixed concrete, 7.5 million eight-inch equivalent block units and 1.0 million tons of aggregates. For more information on U.S. Concrete visit http://www.us-concrete.com.

This press release contains various forward-looking statements and information that are based on management’s belief as well as assumptions made by and information currently available to management. Forward-looking information includes statements regarding expected revenues and earnings per share for the second quarter of 2004 and the full year 2004. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions including, among other matters: general and regional economic conditions; future growth in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; access to sufficient capital to fund U.S. Concrete’s desired growth; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental liabilities; the cyclical and seasonal nature of U.S. Concrete’s business; adverse weather; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete’s filings with the Securities and Exchange Commission, including U.S. Concrete’s Annual Report on Form 10-K for the year ended December 31, 2003.

U.S. CONCRETE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31
	2004	2003
Sales	$90,314	$85,068
Cost of goods sold before depreciation, depletion and amortization	79,753	75,128

Gross profit before depreciation, depletion and amortization	10,561	9,940
Selling, general and administrative expenses	10,732	10,156
Depreciation, depletion and amortization	3,048	2,660

Loss from operations	(3,219)	(2,876)
Interest expense, net	3,967	4,189
Loss on early extinguishment of debt	28,781	—
Other income, net	311	218

Loss before income tax benefit	(35,656)	(6,847)
Income tax benefit	(11,053)	(2,807)

Net loss	$(24,603)	$(4,040)

Basic and diluted net loss per share	$(0.87)	$(0.15)

Basic and diluted common shares outstanding	28,159	27,641

U.S. CONCRETE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$14,089	$7,111
Trade accounts receivable, net	57,587	64,086
Inventories, net	18,174	18,104
Prepaid expenses	3,608	2,566
Other current assets	23,486	17,604

Total current assets	116,944	109,471

Property, plant and equipment, net	120,810	121,022
Goodwill, net	165,265	165,226
Other assets	10,647	5,255

Total assets	$413,666	$400,974

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of debt	$13	$13,610
Accounts payable and accrued liabilities	50,814	57,920

Total current liabilities	50,827	71,530

Debt, net of current maturities	200,000	141,429
Other long-term liabilities	10,508	11,304

Total liabilities	261,335	224,263

Commitments and contingencies
Stockholders’ equity:
Common stock	29	29
Additional paid-in capital	164,162	164,123
Retained earnings (deficit)	(9,758)	14,845
Unearned compensation	(2,102)	(2,286)

Total stockholders’ equity	152,331	176,711

Total liabilities and stockholders’ equity	$413,666	$400,974

U.S. CONCRETE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:	$(1,478)	$1,617
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment, net of disposals of $213 and $1,344	(1,935)	(1,672)
Payments for acquisitions, net of cash received of $0 and $1,081	—	(5,814)
Other investing activities	—	(84)

Net cash used by investing activities	(1,935)	(7,570)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	264,000	4,880
Repayments of borrowings	(219,026)	(3)
Debt retirement costs	(25,851)	—
Debt issuance costs	(8,968)	—
Other financing activities	236	—

Net cash provided by financing activities	10,391	4,877

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,978	(1,076)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	7,111	4,685

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$14,089	$3,609

U.S. CONCRETE, INC.

ADDITIONAL STATISTICS

(In thousands, unless otherwise noted; unaudited)

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, our management believes that certain non-GAAP performance measures and ratios, which our management uses in managing our business, may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. See the table below for (1) presentations of our EBITDA, EBITDA margin and Free Cash Flow for the three months ended March 31, 2004 and (2) corresponding reconciliations to GAAP financial measures for the three months ended March 31, 2004. We have also included in the table below our Same Plant Sales for the three months ended March 31, 2004, and Same Plant Sales Variance Breakdown for the three months ended March 31, 2004, as compared to the prior year period. Additionally, we have included certain Ready-Mixed Concrete Statistics for the three months ended March 31, 2004.

We define Same Plant Sales as our historical sales adjusted to reflect the assumption that all acquisitions occurred on January 1 of the prior year. We have included Same Plant Sales as a supplemental disclosure because our management believes that it provides a useful measurement of internal growth of our operations.

We define EBITDA as our income (loss) from operations plus other income and noncash impairments, depreciation, depletion and amortization. We define EBITDA margin as the amount determined by dividing EBITDA by total sales. We have included EBITDA and EBITDA margin in the accompanying tables because they are widely used by investors for valuation and comparing our financial performance with the performance of other building material companies. We also use EBITDA to monitor and compare the financial performance of our operations. EBITDA does not give effect to the cash we must use to service our debt or pay our income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, our presentation of EBITDA may not be comparable to similarly titled measures other companies report.

We define Free Cash Flow as cash provided by operations less capital expenditures for property, plant and equipment, net of disposals. We consider Free Cash Flow to be an important indicator of our ability to service our debt and generate cash for acquisitions and other strategic investments.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported operating results or cash flow from operations or any other measure of performance prepared in accordance with GAAP.

Same Plant Sales (in millions)	$90.3
Same Plant Sales Variance Breakdown from comparable period in prior year:
Ready-mixed concrete volume	4.4%
Ready-mixed concrete average price	0.5%
Other concrete-related product sales	1.3%

Same plant sales	6.2%

Ready-Mixed Concrete Statistics based on Same Plant Sales:
Average price per cubic yards (in dollars)	$74.44
Volume in cubic yards (in thousands)	935
EBITDA reconciliation:
Loss from operations	$(3,219)
Other income	311
Depreciation, depletion and amortization	3,048

EBITDA	$140

EBITDA margin	0.2%
Free Cash Flow reconciliation:
Net cash provided by operations	$(1,478)
Less capital expenditures, net of disposals of $213	(1,935)

Free Cash Flow	$(3,413)

7

U.S. CONCRETE, INC.

UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(A Non-GAAP Financial Measure)

(In thousands, except per share amounts)

Use of Non-GAAP Financial Measures

We have provided non-GAAP adjusted earnings per share information for the three months ended March 31, 2004 in this news release in addition to providing financial results in accordance with GAAP. This information reflects, on a non-GAAP adjusted basis, our net income and earnings per diluted share after excluding the effects of the loss on early extinguishment of debt of $28.8 million, presented as an ordinary loss in the first quarter of 2004, and applying a 40% effective tax rate. This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, we believe the non-GAAP adjusted results provide useful information to both management and investors by excluding an expense item that we believe is not indicative of our core operating results. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of this non-GAAP information to our actual results for the three-months ended March 31, 2004 is as follows:

	Three Months Ended March 31, 2004
	GAAP Results	NON-GAAP Adjustments	NON-GAAP Adjusted Results
Sales	$90,314	$—	$90,314
Cost of goods sold	79,753	—	79,753

Gross profit	10,561	—	10,561
Selling, general and administrative expenses	10,732	—	10,732
Depreciation, depletion and amortization	3,048	—	3,048

Loss from operations	(3,219)	—	(3,219)
Interest expense, net	3,967	—	3,967
Loss on early extinguishment of debt	28,781	(28,781)	—
Other income, net	311	—	311

Income (loss) before income taxes	(35,656)	28,781	(6,875)
Income tax benefit	(11,053)	8,303	(2,750)

Net income (loss)	$(24,603)	$20,478	$(4,125)

Diluted net loss per share	$(0.87)		$(0.15)

Diluted common shares outstanding	28,159		28,159

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